UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 16, 2019

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039
New York, New York 10020
(Address of principal executive offices, including ZIP code)

(646) 756-2997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Securities

On August 16, 2019 (the “Closing Date”), Hoth Therapeutics, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) and unit purchase agreements (the “Purchase Agreements”) with certain accredited investors (the “Investors”) pursuant to which it sold units (the “Units”) for aggregate gross proceeds of $2,037,120, exclusive of placement agent commission and fees and offering and transaction expenses (the “Offering”). Each Unit was sold at an offering price of $5.00 per Unit and consisted of (i) one share (the “Share”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (ii) a warrant (the “Warrant”) to purchase one-half share (the “Warrant Share” and together with the Share, the “Registrable Securities”) of Common Stock.

Each Warrant is exercisable for a period of two years beginning six months from the Closing Date at an exercise price of $8.00 per whole share, subject to adjustment. The Company is prohibited from effecting an exercise of the Warrant to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the Registrable Securities on or prior to the date that is 14 calendar days following the Closing Date (the “Filing Date”). The Company shall use its reasonable best efforts to cause the registration statement covering the Registrable Securities to be declared effective as promptly as practicable after the filing thereof, but in any event no later the 120th calendar day following the Filing Date (the “Effectiveness Date”). If the Company fails to file the registration statement by the Filing Date or fails to have such registration statement declared effective by the Effectiveness Date (the date on which such failure occurs, the “Event Date”), then on each such Event Date and on each 30 calendar day anniversary of each such Event Date until the applicable failure is cured, the Company shall pay to each Investor, in cash, a fee (the “Fee”) equal to 1% of the aggregate purchase price paid by such Investor; provided, however, that the Company shall not be required to pay any Fees if the applicable failure occurred at such time that the Registrable Securities are eligible for resale pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and provided, further, that the Company shall not be obligated to pay any such Fees if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to Rule 415 under the Securities Act. The maximum aggregate Fees payable to any Investor shall not exceed 6% of the aggregate amount invested by such Investor.

In addition, pursuant to the terms of the Offering, the Company issued Laidlaw & Company (UK) Ltd. warrants (the “Placement Agent Warrants”) to purchase up to 61,113 shares of Common Stock. The Placement Agent Warrants are exercisable for a period of five years from the Closing Date (the “Initial Exercise Date”) at an exercise price of $5.00 per share, subject to adjustment. The Warrants may be exercised at any time after the Initial Exercise Date on a cashless basis and contain piggy-back registration rights.

The foregoing description of the Subscription Agreements, the Purchase Agreements, the Warrant, the Registration Rights Agreement and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the forms of the Subscription Agreements, the Purchase Agreements, the Warrant, the Registration Rights Agreement and the Placement Agent Warrants, copies of which are filed as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On August 16, 2019, the Company closed on the sale of the Units in consideration for aggregate gross proceeds of $2,037,120. The details of this transaction are described in Item 1.01, which is incorporated by reference in its entirety into this Item 3.02.

The Units (and the securities included therein) and the Placement Agent Warrants have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Unit Purchase Agreement
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Placement Agent Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2019	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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